Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Human Pheromone Sciences, Inc.

         We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98836) pertaining to the Stock Plan and the Non-Employee Directors' Stock Option Plan of Human Pheromone Sciences, Inc. of our report dated February 22, 2001, relating to the consolidated financial statements of Human Pheromone Sciences, Inc. appearing in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2000.

/s/  BDO SEIDMAN, LLP


San Jose, California
March 30, 2001


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